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As filed with the Securities and Exchange Commission on September 12, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST MIDWEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3161078 (I.R.S. Employer Identification No.)

One Pierce Place Suite 1500 Itasca, Illinois 60143 (630) 875-7463 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	Nicholas J. Chulos
Executive Vice President, Corporate Secretary and General Counsel
First Midwest Bancorp, Inc.
One Pierce Place, Suite 500, Itasca, Illinois 60143
(630) 875-7345
(Name, address and telephone number, including
area code, of agent for service)

Copies to:

Mark J. Menting
Catherine M. Clarkin
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
(212) 558-4000

Approximate date of commencement of proposed sale to public:
From time to time after this registration statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock			(1)

Preferred Stock

Warrants

Debt Securities

Depositary Shares(2)

Stock Purchase Contracts

Stock Purchase Units

Units(3)

(1)
Omitted pursuant to Form S-3 General Instruction II.E. An unspecified aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee subject to the conditions set forth in such rules.

(2)
Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(3)
Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another.

PROSPECTUS

Common Stock
Preferred Stock
Warrants
Debt Securities
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Units

        First Midwest Bancorp, Inc. from time to time may offer and sell, in one or more offerings, any combination of the securities listed above. The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of First Midwest Bancorp, Inc. or debt or equity securities of one or more other entities. The preferred stock may be represented by depositary shares. The units may consist of any combination of the above securities or debt or equity securities of other entities. First Midwest Bancorp, Inc. may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. In addition, selling security holders to be named in a prospectus supplement may offer and sell First Midwest Bancorp, Inc. securities from time to time in such amounts and with such discounts and commissions as set forth in a prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, First Midwest Bancorp, Inc. will not receive any proceeds from the sale of securities by any selling security holders.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement. A prospectus supplement may modify or supersede information contained in this prospectus. You should read this prospectus together with the documents incorporated by reference and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by one or more prospectus supplements describing the method and terms of the applicable offering. References herein to "prospectus supplement" are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

        First Midwest Bancorp, Inc. may sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement. First Midwest Bancorp, Inc. may also sell securities directly to investors. If appropriate, discussion of certain risks that you should consider in connection with an investment in the securities will be included or incorporated by reference in a prospectus supplement.

        The common stock of First Midwest Bancorp, Inc. trades on the NASDAQ Stock Market under the trading symbol "FMBI". Any common stock that is sold pursuant to any prospectus supplement will be listed for quotation on the NASDAQ Stock Market upon official notice of issuance. Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

        This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

        These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

        These securities involve investment risks, including possible loss of principal. Please read carefully the section entitled "Risk Factors" beginning on page 2 of this prospectus.

        Neither the U.S. Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 12, 2016.

        You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference as described under "Where You Can Find More Information". First Midwest Bancorp, Inc. has not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is truthful or complete at any date other than the date appearing on the cover page of those documents.

RISK FACTORS

        Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent periods that we file with the SEC and that are so incorporated. See "Where You Can Find More Information" for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

ABOUT THIS PROSPECTUS

        All references in this prospectus to "First Midwest," "Company," "we," "our," and "us" refer to First Midwest Bancorp, Inc. and its consolidated subsidiaries unless the context otherwise requires.

        This prospectus is part of a registration statement that First Midwest filed with the U.S. Securities and Exchange Commission, or "SEC", using a "shelf" registration process. Under this shelf registration process, First Midwest and certain holders of its securities may sell the securities described in this prospectus in one or more offerings. Each time securities are sold under this shelf registration, First Midwest will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also modify or supersede the information contained in this prospectus. You should read this prospectus together with the documents incorporated by reference and the applicable prospectus supplement with the additional information referred to below under "Where You Can Find More Information."

        First Midwest has filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of First Midwest, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

WHERE YOU CAN FIND MORE INFORMATION

        First Midwest is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by First Midwest at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. First Midwest's filings with the SEC are also available to the public through the SEC's Internet site at www.sec.gov. You can also find information about First Midwest by visiting First Midwest's website at www.firstmidwest.com. Information contained in these websites does not constitute part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows First Midwest to "incorporate by reference" information into this prospectus. This means that First Midwest can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus.

        This prospectus incorporates by reference the documents listed below that First Midwest has previously filed with the SEC (other than the portions of those documents not deemed to be filed). They contain important information about First Midwest and First Midwest's financial condition:

  •
  Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  Definitive Proxy Statement on Schedule 14A for First Midwest's 2016 Annual Meeting of Stockholders filed on April 14, 2016;

  •
  Quarterly Reports on Form 10-Q filed for the quarters ended March 31 and June 30, 2016;

  •
  Current Reports on Form 8-K filed on January 13, 2016, January 15, 2016, March 17, 2016, April 4, 2016, May 2, 2016, May 24, 2016, June 29, 2016, June 30, 2016, August 22, 2016 and September 9, 2016;

  •
  The description of First Midwest common stock set forth in First Midwest's registration statement on Form 8-A filed on March 7, 1983 and any amendment or report filed for the purpose of updating any such description, including the form of First Midwest common stock certificate filed as an exhibit to the registration statement of which this prospectus is a part.

        First Midwest incorporates by reference additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before the termination of the offering of securities under this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any documents filed by First Midwest with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in or incorporated by reference in this prospectus or the applicable prospectus supplement.

        You can obtain any of the documents incorporated by reference in this prospectus from First Midwest or from the SEC through the SEC's Internet website at www.sec.gov. Documents incorporated by reference are available from First Midwest without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone as specified below:

First Midwest Bancorp, Inc.
Attention: Corporate Secretary
One Pierce Place, Suite 1500
Itasca, IL 60143
(630) 875-7463

        You will not be charged for any of these documents that you request. If you request any incorporated documents, First Midwest will mail them to you by first-class mail, or another equally prompt means, within one business day after it receives your request.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "probable," "potential," "possible," "target," "continue," "look forward," or "assume," and words of similar import. Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and we caution you not to place undue reliance on these statements.

        Forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions and may include projections relating to our future financial performance including our growth strategies and anticipated trends in our business. For a detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2015, including the sections entitled "Risk Factors" in Part I, Item 1A of that report and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7, as well as our subsequent periodic and current reports filed with the SEC. These risks and uncertainties are not exhaustive however. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus or the relevant report to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

FIRST MIDWEST BANCORP, INC.

        First Midwest is a Delaware corporation headquartered in the Chicago suburb of Itasca, Illinois. It is a relationship-based financial institution and one of the largest independent publicly-traded bank holding companies based on assets headquartered in the Midwest. First Midwest's principal subsidiary, First Midwest Bank (the "Bank"), and other affiliates provide a full range of commercial, leasing, retail, wealth management, trust and private banking products and services to commercial and industrial, commercial real estate, municipal and consumer customers through over 110 locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. At June 30, 2016, First Midwest had consolidated total assets of approximately $11.0 billion and over $8.3 billion in trust assets under management. First Midwest common stock trades on the NASDAQ Stock Market under the symbol "FMBI." First Midwest employed approximately 1,900 full-time equivalent employees at June 30, 2016.

USE OF PROCEEDS

        Unless First Midwest informs you otherwise in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes.

CONSOLIDATED EARNINGS RATIOS

        The following table sets forth First Midwest's consolidated ratio of earnings to fixed charges and First Midwest's consolidated ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated. First Midwest did not have any preferred securities outstanding after November 30, 2011.

	Six Months Ended June 30,		For the Years Ended December 31,
	2016	2015	2015	2014	2013	2012		2011
Earnings to Fixed Charges:(1)
Excluding interest on deposits	8.17x	9.88x	8.15x	8.16x	8.89x	(1.78	)x	4.00x
Including interest on deposits	5.45x	5.98x	5.56x	5.12x	5.55x	(0.39	)x	2.00x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:(1)
Excluding interest on deposits	8.17x	9.88x	8.15x	8.16x	8.89x	(1.78	)x	2.12x
Including interest on deposits	5.45x	5.98x	5.56x	5.12x	5.55x	(0.39	)x	1.55x

(1)
For the purpose of computing these ratios, "earnings" represent net income plus fixed charges and the provision for income taxes, and "fixed charges" consist of interest on outstanding debt plus one-third (the proportion deemed representative of the interest factor) of operating lease expense. The term "preferred stock dividends" is the amount of pre-tax earnings that is required to pay dividends on First Midwest's outstanding preferred stock. For details on the calculations, including dollar amounts of deficiencies for relevant periods, see Exhibit 12.1 to the registration statement of which this prospectus is a part.

VALIDITY OF THE SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements of First Midwest Bancorp, Inc. appearing in First Midwest Bancorp, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of First Midwest Bancorp, Inc.'s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and First Midwest Bancorp, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        With respect to the unaudited condensed consolidated interim financial information of First Midwest Bancorp, Inc. for the three-month periods ended March 31, 2016 and March 31, 2015 and for the three-month and six-month periods ended June 30, 2016 and June 30, 2015, incorporated herein by reference, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 4, 2016 and August 3, 2016, included in First Midwest Bancorp, Inc.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement of which this prospectus is a part prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The estimated expenses in connection with this registration statement, other than underwriting discounts and commissions, are as follows:

SEC Registration fee		$(1)
Trustee fees		(2)
Printing expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Rating agency fees		(2)
Miscellaneous		(2)
TOTAL	$

(1)
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)
These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. Additional information regarding estimated fees and expenses will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.    Indemnification of Directors and Officers.

        First Midwest Bancorp, Inc. is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware ("DGCL") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believes to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

        Article Sixth of the Restated Certificate of Incorporation of First Midwest provides that, to the fullest extent permitted by the DGCL, no director of First Midwest shall be liable to First Midwest or its stockholders for monetary damages arising from a breach of a fiduciary duty owed to First Midwest or its stockholders.

        Article 6 of the Amended and Restated By-laws of First Midwest provides that, to the extent permitted by DGCL, First Midwest shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of First Midwest or is or was serving at the request of First Midwest as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of First Midwest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of First Midwest, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. First Midwest shall also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of First Midwest to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of First Midwest or is or was serving at the request of First Midwest as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of First Midwest and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to First Midwest unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of First Midwest has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any indemnification (unless ordered by a court) shall be made by First Midwest only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (4) by the stockholders.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Each of the directors and officers of First Midwest are covered by insurance policies maintained and held in effect by First Midwest against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

Item 16.    Exhibits.

        The exhibits filed (unless otherwise noted) as a part of this registration statement are as follows:

1.1	Form of Underwriting Agreement relating to Common Stock.*
1.2	Form of Underwriting Agreement relating to Preferred Stock.*
1.3	Form of Underwriting Agreement relating to Debt Securities.*
3.1
Restated Certificate of Incorporation of First Midwest Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2009.
3.2
Certificate of Amendment of Restated Certificate of Incorporation of First Midwest Bancorp, Inc., incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 4, 2014.
3.3
Amended and Restated By-laws of First Midwest Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2016.
4.1	Form of Common Stock Certificate.**
4.2
Senior Debt Indenture, dated as of November 22, 2011, by and between the Registrant and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 22, 2011.
4.3	Form of Senior Debt Security.*
4.4	Form of Subordinated Debt Indenture, by and between the Registrant and U.S. Bank National Association, as trustee.**
4.5	Form of Subordinated Debt Security.*
4.6	Form of Preferred Stock Certificate of Designation.*
4.7	Specimen Certificate for Shares of Preferred Stock.*
4.8	Form of Deposit Agreement.*
4.9	Form of Depositary Receipt (included in 4.8).
4.10	Form of Warrant Agreement.*
4.11	Form of Warrant (included in 4.10).
4.12	Form of Stock Purchase Contract.*
4.13	Form of Unit Agreement.*
5.1	Opinion of Sullivan & Cromwell LLP.**
5.2	Opinion of Nicholas J. Chulos.**
12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges.**
15.1	Acknowledgment of Ernst & Young LLP.**
23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
23.2	Consent of Nicholas J. Chulos (included in Exhibit 5.2).

23.3	Consent of Ernst & Young LLP.**
24.1	Powers of Attorney.**
25.1	Statement of Eligibility and Qualification on Form T-1 of Trustee to Act as Trustee under the Senior Debt Indenture.**
25.2	Statement of Eligibility and Qualification on Form T-1 of Trustee Act as Trustee under the Subordinated Debt Indenture.**

*
To be filed by amendment or pursuant to a Current Report on Form 8-K.

**
Filed herewith.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by First Midwest Bancorp, Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of a Registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act, each filing of First Midwest Bancorp, Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described in Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Itasca, Illinois, on September 12, 2016.

FIRST MIDWEST BANCORP, INC.
By:	/s/ MICHAEL L. SCUDDER
	Name:	Michael L. Scudder
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2016.

SIGNATURE	TITLE

/s/ ROBERT P. O'MEARA* Robert P. O'Meara	Chairman of the Board of Directors and Director
/s/ MICHAEL L. SCUDDER Michael L. Scudder	President and Chief Executive Officer, and Director
/s/ PAUL F. CLEMENS Paul F. Clemens	Executive Vice President, Chief Financial Officer, and Principal Accounting Officer
/s/ BARBARA A. BOIGEGRAIN* Barbara A. Boigegrain	Director
/s/ JOHN F. CHLEBOWSKI, JR.* John F. Chlebowski, Jr.	Director
/s/ JAMES GAFFNEY, FSC* James Gaffney, FSC	Director
/s/ PHUPINDER S. GILL* Phupinder S. Gill	Director

SIGNATURE		TITLE

/s/ KATHRYN J. HAYLEY* Kathryn J. Hayley		Director
/s/ PETER J. HENSELER* Peter J. Henseler		Director
/s/ PATRICK J. MCDONNELL* Patrick J. McDonnell		Director
/s/ FRANK B. MODRUSON* Frank B. Modruson		Director
/s/ ELLEN A. RUDNICK* Ellen A. Rudnick		Director
/s/ MARK G. SANDER Mark G. Sander		Director
/s/ MICHAEL J. SMALL* Michael J. Small		Director
/s/ J. STEPHEN VANDERWOUDE* J. Stephen Vanderwoude		Director
*By	/s/ NICHOLAS J. CHULOS Nicholas J. Chulos Attorney-in-Fact	Executive Vice President, Corporate Secretary and General Counsel